Exhibit 31.02

CERTIFICATION OF CO-PRINCIPAL EXECUTIVE OFFICER

I, Christoph Mainusch, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Central European Media Enterprises Ltd.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Christoph Mainusch
Christoph Mainusch
co-Chief Executive Officer
(co-Principal Executive Officer)
April 27, 2020